CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 THE SOLON FUNDS


The undersigned, being all of the Trustees of The Solon Funds, a Delaware Business Trust (the "Business Trust") certify that:

     1. They constitute a majority of the Trustees of the Business Trust filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 ET SEQ.).

     2. They hereby adopt the following amendments to the Agreement and Declaration of Trust:

ARTICLE VIII, Section 4 is amended to read in its entirety as follows:

          "Section 4. Amendments. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Trustees and, if required, by approval of such amendment by Shareholders in accordance with Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein. Notwithstanding any other provision of this Declaration of Trust, the Trust's Bylaws or the Certificate of Trust of the Trust, no approval of any restatement and/or amendment to this Declaration of Trust, the Trust's Bylaws or the Certificate of Trust by Shareholders shall be required for any restatement and/or amendment made by a majority of the then Trustees to effect ministerial or correcting changes to this Declaration of Trust, the Bylaws or the Certificate of Trust."


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We further declare under penalty of perjury under the laws of the State of
Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date:    June 13, 1994


                                                /s/ Deborah Midanek
                                                --------------------------------
                                                Deborah Hicks Midanek, Trustee


                                                /s/ Roy W. Adams
                                                --------------------------------
                                                Roy W. Adams


                                                /s/ Ronald W. Filante
                                                --------------------------------
                                                Ronald W. Filante


                                                /s/ Katherine R. Griswold
                                                --------------------------------
                                                Katherine R. Griswold


                                                /s/ Sarah E.G. Smith
                                                --------------------------------
                                                Sarah E.G. Smith